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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-        ) with respect to Public
Storage, Inc.'s registration of common stock and in the related Information Statement and Prospectus of Public Storage, Inc. and PS Partners VI, Ltd., a California Limited Partnership and to the incorporation by reference therein of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Public Storage, Inc. in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission, and to the use of our reports dated March 23, 2002 with respect to the financial statements of PS Partners VI, Ltd., a California Limited Partnership and SEI/PSPVI Joint Ventures included in the Registration Statement and Information Statement and Prospectus.

                                                           /s/ ERNST & YOUNG LLP


Los Angeles, California
May 30, 2002